As filed with the Securities and Exchange Commission on July 24, 2012
Registration Statement No. 333-144710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144710

FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

North State Bancorp
(Exact name of issuer as specified in its charter)

North Carolina	67-1177289
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6204 Falls of the Neuse Road, Raleigh, North Carolina 27609
(Address of Principal Executive Offices)     (Zip Code)

2007 Equity Compensation Plan for Directors
 (Full title of the plan)

Larry D. Barbour,	Copy to:
President and Chief Executive Officer	Alexander M. Donaldson, Esq.
North State Bancorp	Wyrick Robbins Yates & Ponton LLP
6204 Falls of the Neuse Road	4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27609	Raleigh, North Carolina 27607
(919) 787-9696	(919) 781-4000
(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

North State Bancorp (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister shares of its common stock, no par value  (the “Common Stock”), originally registered by the Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-144710) filed July 19, 2007 (the “Prior Registration Statement”) for offer or sale pursuant to the Registrant’s 2007 Equity Compensation Plan for Directors (the “Prior Plan”).

The Registrant has terminated all offerings of Common Stock pursuant to the Prior Registration Statement. Accordingly, and in accordance with an undertaking made by the Registrant in the Prior Registration Statement, the Registrant hereby removes from registration all shares of Common Stock originally reserved for issuance under the Prior Plan and registered under the Prior Registration Statement, all of which are unsold as of the date hereof.

Item 8.  Exhibits

Exhibit No.	Description

24.1	Power of Attorney (incorporated by reference to the following Registration Statement on Form S-8: Registration No. 333-144710 filed July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, North State Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 24th day of July 2012.

NORTH STATE BANCORP

By:	/s/ Larry D. Barbour
Larry D. Barbour, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Larry D. Barbour	President, Chief Executive Officer and Director	July 24, 2012
Larry D. Barbour	(principal executive officer)

/s/ Kirk A. Whorf	Chief Financial Officer (principal financial	July 24, 2012
Kirk A. Whorf	officer)

/s/ JoAnn B. Bratton	Controller (principal accounting officer)	July 24, 2012
JoAnn B. Bratton

/s/ Forrest H. Ball*	Director	July 24, 2012
Forrest H. Ball

/s/ James C. Branch*	Director	July 24, 2012
James C. Branch

/s/ Charles T. Francis*	Director	July 24, 2012
Charles T. Francis

/s/ Glenn Futrell*	Director	July 24, 2012
Glenn Futrell

/s/ Jeanette W. Hyde*	Director	July 24, 2012
Jeanette W. Hyde

/s/ J.Keith Keener*	Director	July 24, 2012
J. Keith Keener

/s/ Burley B. Mitchell, Jr.*	Director	July 24, 2012
Burley B. Mitchell, Jr.

/s/ Barry W. Partlo*	Director	July 24, 2012
Barry W. Partlo

/s/ W. Harold Perry*	Director	July 24, 2012
W. Harold Perry

/s/ Fred J. Smith, Jr.*	Director	July 24, 2012
Fred J. Smith, Jr.

/s/ Jack M. Stancil*	Director	July 24, 2012
Jack M. Stancil

*By:  /s/ Kirk A. Whorf
         Kirk A. Whorf
         Attorney-in-Fact